                                                                   EXHIBIT 24.5


                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


        As a person named in this registration statement as being about to become a director of JLM Industries, Inc., I hereby consent to my identification in that capacity and to all references to me and information about me included in or made a part of this registration statement.


                                        /s/ Jerry L. Weinstein
                                        --------------------------
                                        Jerry L. Weinstein


As of May 27, 1997